                                                                     Exhibit 4.1

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                                TURBOCHEF, INC.

                (Originally incorporated under the same name on
                                 July 9, 1993)


          FIRST:    The name of the Corporation is: TurboChef, Inc.

          SECOND: The address of its registered office in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent. The name of the registered agent at such address is National Corporate Research, Ltd.

          THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH:   The total number of shares of capital stock which the
Corporation shall have authority to issue is 20,000,000 shares of common stock, par value $.01 per share. At the effective time of this Restated Certificate of Incorporation, each outstanding share of common stock shall be reclassified and changed to 1,767.2266 shares of common stock. No fractional shares shall be issued by reason of this reclassification and change. The Corporation shall pay to holders of common stock outstanding immediately prior to the effective time of this Restated Certificate of Incorporation, an amount of cash equal to the product of the fraction of a share of common stock to which such holder otherwise would be entitled, multiplied by the initial public offering price per share of common stock of the Corporation's proposed initial public offering.

          FIFTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

          SIXTH:    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

          SEVENTH: Meetings of stockholders shall be held at such place, within or without the state of Delaware, as may be designated by or in the manner provided in the by-laws, or, if not so designated, at the registered office of the Corporation in

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

the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the by-laws so provide.

          EIGHTH:   Whenever a compromise or arrangement is proposed between
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of (S)291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of (S)279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganisation of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganisation shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          NINTH:    A director of this Corporation shall not be personally
liable to this Corporation or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

          TENTH:

               Section 1. Right to Indemnification. (a) Each person who was or
                          ------------------------
is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, and (b) the Corporation shall indemnify and hold harmless in such a manner any person who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprises provided, however, that except as provided in Section 2 of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. In the event a director or officer of the Corporation shall serve as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise in which the Corporation maintains an investment it shall be conclusively presumed for purposes of the indemnification provided for in subsection (b) above that such service has been undertaken at the request of the Corporation. The foregoing presumption shall apply regardless of whether such director or officer is serving such entity at the request of a third party or that his or her service with such entity was commenced prior to the effectiveness of this Article of the certificate of incorporation or prior to his or her becoming an officer or director of the Corporation. The right to indemnification conferred in Subsection (a) above shall be a contract right based upon an offer from the Corporation which shall be deemed to be accepted by such person's service or continued service with the Corporation for any period after the adoption of this Article of the certificate of incorporation and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.


          Section 2.   Right of Claimant to Bring Suit.  If a claim under
                       -------------------------------
Section 1(a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense

 (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


          Section 3. Nonexclusivity of Rights.  The right to indemnification and
                     ------------------------
the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 4. Insurance. The Corporation may maintain insurance, at its
                     ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation, which restates and integrates and also amends the Corporation's Certificate of Incorporation, after having been duly adopted, recommended and approved by the Board of Directors and adopted by the written consent of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation entitled to vote thereon in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law, with notice of such action duly given pursuant to Section 228 (d), to be signed and attested by its duly authorized officers on this 16/th/ day of

March, 1994.

                                                TURBOCHEF, INC.

                                                By /s/ Philip R. Mckee
                                                   ----------------------
                                                   Name:  Philip R. Mckee
                                                   Title: President


Attest:

/s/ Jeffrey B. Bogatin
-------------------------
Name:  Jeffrey B. Bogatin
Title: Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                    TO THE CERTIFICATE OF INCORPORATION OF
                                TURBOCHEF, INC.
                   (Originally incorporated on July 9, 1993)


     TURBOCHEF, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of Turbochef, Inc. adopted
resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          "RESOLVED, that the Certificate of Incorporation of Turbochef, Inc. be amended to increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000, having a par value of One Cent ($.01) per share, and to effect the foregoing, the previously stated Article Fourth of the Certificate of Incorporation shall be amended to read in its entirety as follows:

               "FOURTH: Authorized Shares. The total number of
                        -----------------
          shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares common stock having a par value of One Cent ($.01) per share.""

     SECOND:   At its annual meeting held on June 17, 1997, a Certificate of
Judges of Election was executed confirming that the stockholders of Turbochef, Inc. have approved by the requisite vote, among other proposals, to amend the Certificate of Incorporation of the Corporation in order to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000, having a par value of $.01 per share.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, TurboChef, Inc. has caused this Certificate to be executed by Philip R. McKee, its President, and attested by Dennis J. Jameson, its Corporate Secretary, this 28th day of July 1997.

                                        TURBOCHEF, INC.

                                        /s/ Philip R. McKee
                                        --------------------------------------
                                        Philip R. McKee, President

ATTESTED BY:


                                        /s/ Dennis J. Jameson
                                        --------------------------------------
                                        Dennis J. Jameson, Corporate Secretary


THE STATE OF TEXAS  (S)
                    (S)
COUNTY OF DALLAS    (S)


     Before me, the undersigned, a Notary Public, on this day personally appeared Philip R. McKee, known to me to be the person whose name is subscribed to the foregiong instrument and acknowledged to me that the same was the act of the said TurboChef, Inc., and that he has executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     Given under my hand and seal of office, this 28th day of July 1997.


     [SEAL]                    /s/ Lisa A. Hargrave
                               -----------------------------------------------
                               Notary Public in and for the State of Texas


My Commission expires:

    8/8/2000
--------------------

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

                           CERTIFICATE OF AMENDMENT
                                      TO
                   RESTATED CERTIFICATE OF INCORPORATION OF
                                TURBOCHEF, INC.
                   (Originally incorporated on July 9,1993)


     TURBOCHEF, INC., (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

     FIRST:    The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and authorizing the officers of the Corporation to submit such amendment to the stockholders of the Corporation for approval at the Corporation's 1998 annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Restated Certificate of Incorporation of TurboChef, Inc. be amended to change the corporate name of the Corporation to "TurboChef Technologies, Inc." and to effect the foregoing Article First of the Restated Certificate of Incorporation shall be amended to read as follows:

               "FIRST:   The name of the corporation is: "TurboChef
          Technologies, Inc."

     SECOND: Thereafter, pursuant to resolution of its Board of Directors, the 1998 annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the Corporation's Restated Certificate of Incorporation were voted in favor of the amendment.

     THIRD:    Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by Marion H. Antonini, its acting Chief Executive Officer and attested by Dennis J. Jameson its Corporate Secretary, this 30th day of June 1998.


                                   TURBOCHEF, INC.

                                   /s/ Marion H. Antonini
                                   -------------------------------------------
                                   Marion H. Antonini, Chief Executive Officer

ATTEST:


/s/ Dennis J. Jameson
--------------------------------------
Dennis J. Jameson, Corporate Secretary


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

                           CERTIFICATE OF AMENDMENT
                                      TO
                   RESTATED CERTIFICATE OF INCORPORATION OF
                         TURBOCHEF TECHNOLOGIES, INC.
                   (Originally incorporated on July 9, 1993)


     TURBOCHEF TECHNOLOGIES, INC., (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

     FIRST:    The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and authorizing the officers of the Corporation to submit such amendment to the stockholders of the Corporation for approval at the Corporation's 1999 annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the proposal to amend and restate the Fourth Article of the Company's Restated Certificate of Incorporation to authorize a class of blank check preferred stock be, and it hereby is, approved in all respects.

          FURTHER RESOLVED, that, subject to stockholder approval, the foregoing Article Fourth of the Restated Certificate of Incorporation of the Company be amended to read in its entirety as follows:

          FOURTH: Authorized Shares. The total number of shares
                  -----------------
     of stock which the Corporation shall have authority to issue is Fifty Five Million (55,000,000) shares consisting of Fifty Million (50,000,000) shares of common stock having a par value of one cent ($.01) per share and Five Million (5,000,000) shares of preferred stock having a stated value of one dollar ($1.00) per share.

          The Board of Directors is authorized, subject to any limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     A. The number of shares constituting that series and the distinctive designation of that series;

     B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     H.  Any other relative rights, preferences and limitations of that series.

     SECOND: Thereafter, pursuant to resolution of its Board of Directors, the 1999 annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the Corporation's Restated Certificate of Incorporation were voted in favor of the amendment.

     THIRD:   Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by Richard N. Caron, its President and Chief Executive Officer and attested by Dennis J. Jameson, its Corporate Secretary, this 15th day of June 1999.

                                             TURBOCHEF TECHNOLOGIES, INC.


                                             /s/ Richard N. Caron
                                             -----------------------------------
                                             Richard N. Caron
                                             President and Chief Executive
                                             Officer

ATTEST:

/s/ Dennis J. Jameson
--------------------------------------
Dennis J. Jameson, Corporate Secretary

                                      -3-